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                                                                  EXHIBIT (N)(1)


                                Brown & Wood LLP
                             One World Trade Center
                         New York, New York  10048-0557



                                                            May 20, 1998


Dollar General STRYPES Trust
c/o Puglisi & Associates
850 Library Avenue
  Suite 204
Newark, Delaware  19715

     Re:  Registration Statement on Form N-2
          Registration Nos. 333-50783 and 811-08755
          -----------------------------------------

Ladies and Gentlemen:

     We have acted as tax counsel to the Dollar General STRYPES Trust (the "Trust") in connection with the registration of its Structured Yield Product Exchangeable for Stock (the "STRYPES"). In connection therewith, we have prepared the discussion set forth under the caption "Certain United States Federal Income Tax Considerations" (the "Discussion") in the Prospectus
(the "Prospectus") that is part of Amendment No 2. to the Registration Statement on Form N-2 (Registration Nos. 333-50783 and 811-08755) filed by the Trust with the Securities and Exchange Commission on May 20, 1998.

     We hereby confirm our opinion as set forth in the Discussion. In rendering our opinion, we have examined (i) the Amended and Restated Trust Agrement constituting Dollar General STRYPES Trust, (ii) the Contract and (iii) the Security and Pledge Agreement, each in the form filed as an exhibit to the Registration Statement, and have assumed that the obligations contemplated thereunder will be performed in accordance with their terms.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Certain United States Federal Income Tax Considerations" in the Prospectus. The issuance of such consent does not concede that we are an "expert" for the purposes of the Securities Act of 1933.


                                             Very truly yours,


                                             /s/ Brown & Wood LLP



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